UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2013

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 7, 2013, the Board of Directors (the “Board”) of TriMas Corporation, a Delaware corporation (the “Company”), approved a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company and each of its directors and certain officers (each, an “Indemnitee”). The Indemnification Agreement will replace the Company’s currently existing indemnification agreement for directors and officers.
In general, the Indemnification Agreement provides that, subject to the procedures, limitations and exceptions set forth therein, the Company will indemnify and hold harmless the Indemnitee against all expenses, judgments, penalties, fines, damages and amounts paid in settlement resulting from, arising out of or relating to (i) any actual, alleged or suspected act or failure to act by the Indemnitee in his or her capacity as an officer or director of the Company or as an officer, director, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, as to which the Indemnitee is or was serving at the request of the Company as an officer, director, employee or agent, (ii) any actual, alleged or suspected act or failure to act by the Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) the Indemnitee’s status as a current or former officer, director, employee or agent of the Company or as a current or former officer, director, employee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence.
The Indemnitee will have the right to advancement by the Company of expenses as they are actually paid or incurred or are reasonably likely to be paid or incurred in connection with defending a claim covered by the Indemnification Agreement prior to the final disposition of such claim. Under the terms of the Indemnification Agreement, an Indemnitee will be entitled to indemnification to the fullest extent permitted by law, including if the Indemnitee is successful on the merits or otherwise in defense of any claim covered by the Indemnification Agreement or if the Indemnitee otherwise meets, or is deemed to meet, the applicable standard of conduct for indemnification.
In addition, the Indemnification Agreement provides that, for the duration of an Indemnitee’s service as an officer or director and thereafter for so long as the Indemnitee is subject to any pending or possible indemnifiable claim, the Company shall use commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope to that provided by the Company at the time the Indemnitee enters into the Indemnification Agreement.
The above description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: November 13, 2013	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement.